EXHIBIT 99.1

BEAZER HOMES USA, INC. ANNOUNCES COMPLETION OF EXCHANGE OFFER FOR 8.125% SENIOR NOTES DUE 2016

ATLANTA, September 25, 2006—Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) announced today that it has completed its offer to exchange all of its outstanding 8.125% Senior Notes due 2016 (the “Outstanding Senior Notes“) for its 8.125% Senior Notes due 2016 which were registered under the Securities Act of 1933, as amended (the “Securities Act”). The Outstanding Senior Notes were issued pursuant to Rule 144A and Regulation S under the Securities Act on June 6, 2006. All Outstanding Senior Notes, in the aggregate principal amount of $275,000,000, were tendered. The exchange offer expired at 5:00 p.m., New York City time, on Thursday, September 21, 2006.

This announcement is not an offer to sell any securities or a solicitation of an offer to buy any securities. The exchange offer was made solely by means of a prospectus dated August 21, 2006.

Beazer Homes USA, Inc., headquartered in Atlanta, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Delaware, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Virginia and West Virginia and also provides mortgage origination and title services to its homebuyers. Beazer Homes, a Fortune 500 company, is listed on the New York Stock Exchange under the ticker symbol "BZH."

CONTACT: Beazer Homes USA, Inc., Atlanta
Investor Relations & Corporate Communications
Leslie H. Kratcoski, 770/829-3764
lkratcos@beazer.com